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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                CONTACT:

VALHI, INC.                           Bobby D. O'Brien
Three Lincoln Centre                  Vice President and Chief Financial Officer
5430 LBJ Freeway, Suite 1700          (972) 233-1700
Dallas, Texas 75240-2697
(972) 233-1700

                      VALHI DECLARES QUARTERLY DIVIDEND AND
                 ANNOUNCES RESULTS OF ANNUAL STOCKHOLDER MEETING


     DALLAS, TEXAS . . . May 26, 2005 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of ten cents ($0.10) per share on its common stock, payable on June 30, 2005 to stockholders of record at the close of business on June 13, 2005.

     Valhi also announced that its stockholders had re-elected each of its seven directors for terms of one year at the annual stockholder meeting held today. Valhi's directors are: Thomas E. Barry, Norman S. Edelcup, W. Hayden McIlroy, Glenn R. Simmons, Harold C. Simmons, J. Walter Tucker, Jr. and Steven L. Watson.

     Valhi, Inc. is engaged in the titanium dioxide pigments, component products (precision ball bearing slides, security products and ergonomic computer support systems), titanium metals products and waste management industries.

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